Exhibit (e)(ii) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K

                                    Exhibit A

                                     to the

                             Distributor's Contract

                         MONEY MARKET OBLIGATIONS TRUST

                         AUTOMATED CASH MANAGEMENT TRUST

               GOVERNMENT OBLIGATIONS FUND - INSTITUTIONAL SHARES

                  PRIME OBLIGATIONS FUND - INSTITUTIONAL SHARES

                TAX-FREE OBLIGATIONS FUND - INSTITUTIONAL SHARES

                TREASURY OBLIGATIONS FUND - INSTITUTIONAL SHARES

        In consideration of the mutual covenants set forth in the Distributor's Contract dated March 1, 1994, between Money Market Obligations Trust and Federated Securities Corp., Money Market Obligations Trust executes and delivers this Exhibit on behalf of the Fund, and with respect to the Shares thereof, first set forth in this Exhibit.

        Witness the due execution hereof this 1st day of March, 1994.

ATTEST:                                     MONEY MARKET OBLIGATIONS TRUST

/S/ JOHN W. MCGONIGLE                       By:  /S/ J. CHRISTOPHER DONAHUE

                           Secretary                                   President

ATTEST:                                     FEDERATED SECURITIES CORP.

/S/ S. ELLIOTT COHAN                        By:  /S/ EDWARD C. GONZALES

                           Secretary                    Executive Vice President